Exhibit 10.2
AMENDMENT TO ORIGINATOR PURCHASE AGREEMENT
THIS AMENDMENT is made as of November 26, 2014 (this “Amendment”), by and among each of the parties listed on Schedule I hereto (each, a “Seller” and collectively, the “Sellers”), and DST Systems, Inc., a Delaware corporation, as the Servicer and as the purchaser (the “Purchaser”) with respect to that certain Originator Purchase Agreement, dated as of May 21, 2009, among the parties hereto (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

1.
Effective as of November 26, 2014, DST Global Solutions North America Ltd., a Delaware corporation (“DST North America”) shall cease being a Seller under and a party to the Agreement, and all sales of Receivables and Related Security by it shall cease.

2.	Schedule I to the Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I to this Amendment.

3.	Any reference in the Agreement to “the Seller” is hereby replaced with “the Sellers”, “each Seller” or “any Seller”, mutatis mutandis, as the context may require.

4.
In order to induce the Agent and the other parties hereto to consent to this Amendment, each of the remaining Sellers hereby represents and warrants as follows: (a) the execution, delivery and performance by such Seller of this Amendment (i) are within such Seller’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) do not contravene (1) such Seller’s charter or by-laws or limited liability company agreement, as applicable, (2) any Law applicable to such Seller, (3) any contractual restriction binding on or affecting such Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of such Seller’s interest in the Receivables and the Related Security pursuant to the Agreement); and (b) this Amendment has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

5.
This Amendment shall be binding upon and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns; provided, however, that no Seller may assign its rights or obligations hereunder or any interest herein, except to the SPV and the Agent as provided in the Transaction Documents, without the prior written consent of the Purchaser.

6.	The Sellers agree to pay on demand, on a joint and several basis, all costs and expenses in connection with the preparation, execution and delivery of this Amendment.

7.
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE SELLERS AND THE PURCHASER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.
THE SELLERS AND THE PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 7 SHALL AFFECT THE RIGHT OF THE INVESTORS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR THE PURCHASER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

9.
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by a party hereto of an executed counterpart of this Amendment by facsimile or similar electronic means shall be deemed effective as delivery of the original executed counterpart by such party for purposes of execution hereof.

10.	Except as expressly amended hereby, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

DST SYSTEMS, INC.

By: /s/ Gregg Wm. Givens
Name:    Gregg Wm. Givens
Title:    Senior Vice President, Chief Financial
Officer and Treasurer

DST OUTPUT, LLC
DST OUTPUT CENTRAL, LLC
DST OUTPUT EAST, LLC
DST OUTPUT WEST, LLC
DST TECHNOLOGIES, INC.
DST MAILING SERVICES, INC.
DST OUTPUT ELECTRONIC SOLUTIONS, INC.
DST WORLDWIDE SERVICES, LLC
DST RETIREMENT SOLUTIONS, LLC
ARGUS HEALTH SYSTEMS, INC.
DST DIRECT, LLC
DST HEALTH SOLUTIONS, LLC
DST BROKERAGE SOLUTIONS, LLC
FINIX PROFESSIONAL SERVICES, LLC
CONVERGE SYSTEMS, LLC
NEWKIRK PRODUCTS, INC.
LTM PUBLISHING, INC.
MCKAY HOCHMAN CO., INC.
THIRD PARTY EDUCATIONAL SYSTEMS, INC.
LATERAL GROUP NA, LLC
DST HEALTHCARE HOLDINGS, INC.

By: /s/ Gregg Wm. Givens
Name:    Gregg Wm. Givens
Title:    Treasurer

The undersigned hereby consents to the foregoing Amendment as of the date first above written:
Wells Fargo Bank, National Association, individually and as Agent

By: /s/ William P. Rutkowski

Name: William P. Rutkowski

Title: Vice President

SCHEDULE I
SELLERS AS OF NOVEMBER 26, 2014
(after giving effect to the Amendment as of such date)

1	DST Output, LLC	DE
2	DST Output Central, LLC	DE
3	DST Output East, LLC	DE
4	DST Output West, LLC	DE
5	DST Technologies, Inc.	MO
6	DST Mailing Services, Inc.	DE
7	DST Output Electronic Solutions, Inc.	MO
8	DST Worldwide Services, LLC	MO
9	DST Retirement Solutions, LLC	DE
10	DST Brokerage Solutions, LLC	DE
11	Finix Professional Services, LLC	DE
12	Converge Systems, LLC	DE
13	Lateral Group NA, LLC (f/n/a CFG Output LLC)	de
14	Argus Health Systems, Inc.	DE
15	DST Direct, LLC	MO
16	DST Health Solutions, LLC	DE
17	DST Healthcare Holdings, Inc.	DE
18	Newkirk Products, Inc.	NY
19	LTM Publishing, Inc.	NY
20	McKay Hochman Co., Inc.	NY
21	Third Party Educational Systems, Inc.	MN
22	DST Systems, Inc.	DE
23	Fountain City Finance, LLC	DE